Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2024, relating to the consolidated financial statements of Palisade Bio, Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ Baker Tilly US, LLP

Tewksbury, Massachusetts

March 29, 2024